PRESS RELEASE

Exhibit 99.1

Contacts:
Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Reports 2006 Results; Initiates Dividend

•	2006 Diluted EPS Up 14% Before Non-Core Gains and Charges, GAAP Diluted EPS Up 16%

•	2006 Core and Total Revenue Up 6%, Both Before and After the Effect of Foreign Exchange

•	Initiates $0.25 Per Share Quarterly Cash Dividend

•	Reiterates 2007 Financial Guidance

Short Hills, NJ – February 1, 2007—D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported strong results for the fourth quarter and full year 2006. The Company also announced the initiation of a new dividend policy and declared its initial $0.25 per share quarterly cash dividend.

“We are pleased with our 2006 financial performance, as we once again met or exceeded each of our guidance metrics and delivered our sixth consecutive year of strong earnings growth,” said Steve Alesio, Chairman and CEO of D&B. “We are only just beginning to execute against our strategic growth plan for the future, and we remain very confident in our ability to deliver strong results and total shareholder return in 2007 and beyond.”

“We are also pleased to initiate a dividend, which is a milestone event for D&B and underscores our commitment to deploying our cash strategically to enhance total shareholder return,” Alesio continued. “D&B’s strong cash flow generation allows us to pay a dividend while maintaining our commitment to share repurchases and to ongoing investments in our growth strategy.”

PRESS RELEASE

Fourth Quarter 2006 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2006, were $1.48, up 15 percent from $1.29 in the prior year period. On a GAAP basis, diluted earnings per share were $1.46, up 11 percent from $1.32 in the prior year period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the fourth quarter of 2006 was $437.5 million, up 7 percent (up 6 percent before the effect of foreign exchange) compared with the prior year period.

Core revenue results for the fourth quarter of 2006 reflect the following by solution set:

•	Risk Management Solutions revenue of $252.9 million, up 4 percent (up 2 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $144.6 million, up 10 percent (up 9 percent before the effect of foreign exchange);

•	E-Business Solutions revenue of $24.6 million, up 24 percent (up 23 percent before the effect of foreign exchange) ; and

•	Supply Management Solutions revenue of $15.4 million, up 10 percent (both before and after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the fourth quarter of 2006 was $155.6 million, up 7 percent from the prior year period. On a GAAP basis, operating income was $154.3 million, up 13 percent from the prior year period. During the quarter, the Company also incurred transition costs of $3.0 million as compared to $3.4 million in the prior year period.

See attached Schedule 3 for additional detail.

PRESS RELEASE

Net income before non-core gains and charges for the fourth quarter of 2006 was $92.3 million, up 5 percent from $88.3 million in the prior year period. On a GAAP basis, net income for the quarter was $91.2 million, up 1 percent from $90.3 million in the prior year period.

See attached Schedule 3 for additional detail.

Share repurchases during the quarter, under the Company’s one-year, $200 million share repurchase program commenced in October 2006, totaled $75.0 million. These repurchases are in addition to the Company’s repurchases to offset the dilutive effect of shares issued under employee benefits plans, which totaled $76.1 million in the fourth quarter of 2006.

The Company ended the quarter and the year with $138.4 million of cash and cash equivalents.

Fourth Quarter 2006 Segment Results

United States

Core and total revenue for the fourth quarter of 2006 was $335.8 million, up 8 percent from $311.9 million in the prior year period.

U.S. core revenue results for the 2006 fourth quarter reflect the following:

•	Risk Management Solutions revenue of $173.6 million, up 5 percent;

•	Sales & Marketing Solutions revenue of $125.2 million, up 9 percent;

•	E-Business Solutions revenue of $22.8 million, up 20 percent; and

•	Supply Management Solutions revenue of $14.2 million, up 12 percent.

See attached Schedules 4 and 5 for additional detail.

Operating income for the quarter was $140.3 million, up 2 percent from the prior year quarter. The increase was primarily due to improved revenue in the U.S. segment and benefits from the Company’s Financial Flexibility program, partially offset by costs associated with our revenue generating investments, higher benefit costs and the effect of the adoption of SFAS No. 123R.

PRESS RELEASE

International

Core and total revenue for the fourth quarter was $101.7 million, up 5 percent (down 1 percent before the effect of foreign exchange) from $97.1 million in the prior year quarter. During the fourth quarter of 2006, the Italian Real Estate Data business had a negative 7 point impact on International revenue results, primarily due to the impact of ongoing legislative changes in Italy. All of this impact is reflected in the Risk Management Solutions results.

See attached Schedule 4 for additional detail.

International core revenue results for the fourth quarter of 2006 reflect the following:

•	Risk Management Solutions revenue of $79.3 million, up 1 percent (down 4 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $19.4 million, up 18 percent (up 12 percent before the effect of foreign exchange);

•	E-Business Solutions revenue of $1.8 million, up 89 percent (up 80 percent before the effect of foreign exchange );

•	Supply Management Solutions revenue of $1.2 million, down 5 percent (down 11 percent before the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income for the quarter was $34.6 million, an increase of 29 percent from the prior year quarter. This increase was primarily driven by a $7.5 million accrual reversal with our Italian Real Estate Data business, which we recognized in the fourth quarter of 2006. The accrual reversal was the result of our successes in challenging the validity of certain tax increases and related legislative developments impacting the cost of our data acquisition from the Italian government.

Full Year Results

Diluted earnings per share before non-core gains and charges for 2006 were $3.97, up 14 percent from the prior year period. On a GAAP basis, the Company reported 2006 diluted earnings per share of $3.70, up 16 percent from the prior year period.

PRESS RELEASE

See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.

Core and total revenue for the year was $1.531 billion, up 6 percent (both before and after the effect of foreign exchange) over the prior year period.

Core revenue results for the full year 2006 reflect the following:

•	Risk Management Solutions revenue of $985.5 million, up 3 percent (both before and after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $412.2 million, up 8 percent (both before and after the effect of foreign exchange);

•	E-Business Solutions revenue of $88.7 million, up 27 percent (both before and after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $44.9 million, up 19 percent (up 20 percent before the effect of foreign exchange)

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges was $427.9 million for 2006, up 8 percent from 2005, with contributions from both the U.S. and International segments. On a GAAP basis, operating income for 2006 was $402.4 million, up 11 percent from the year ago period. GAAP results include $25.5 million of non-core charges in 2006 and $31.1 million of non-core charges in 2005. During the year, the Company also incurred transition costs of $16.9 million as compared to $21.5 million in the prior year period.

See attached Schedule 3 for additional detail.

Net income before non-core gains and charges for the year was $258.4 million, up 7 percent from the prior year period. On a GAAP basis, net income was $240.7 million, up 9 percent from the prior year period.

See attached Schedule 3 for additional detail.

PRESS RELEASE

Free cash flow for full-year 2006, excluding the impact of legacy tax payments, was $297.5 million, up 5 percent from the prior year period. The Company paid $45.6 million in 2006 in connection with its legacy tax matters. Free cash flow includes the effect of our adoption of expensing stock options pursuant to SFAS No. 123R, which resulted in a reclassification of $39.6 million from Cash Flow from Operating Activities to Cash Flow used in Financing Activities in 2006.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities excluding $45.6 million of legacy tax payments was $350.5 million for full-year 2006, up 12 percent from the prior year period. On a GAAP basis, net cash provided by operating activities was $304.9 million, up 17 percent from the prior year period.

See attached Schedule 4 for additional detail.

Share repurchases during 2006 totaled $662.7 million. Of this total, $375.0 million related to authorized special programs, while $287.7 million was used to offset the dilutive effect of shares issued under employee benefit plans. As a reminder, in September 2006, we completed our two-year, $500 million share repurchase program that we commenced in the first quarter of 2005 and thus commenced a new one-year, $200 million program in October 2006.

Full Year Segment Results

United States

Core and total revenue for 2006 was $1.164 billion, up 7 percent from the prior year period.

U.S. core and total revenue results for full year 2006 reflect the following:

•	Risk Management Solutions revenue of $684.7 million, up 4 percent;

•	Sales & Marketing Solutions revenue of $355.8 million, up 7 percent;

•	E-Business Solutions revenue of $83.2 million, up 24 percent; and

•	Supply Management Solutions revenue of $40.5 million, up 21 percent.

See attached Schedules 4 and 5 for additional detail.

PRESS RELEASE

Operating income for 2006 was $425.8 million, up 5 percent over the prior year. The increase was primarily due to improved revenue in the U.S. segment and benefits from the Company’s Financial Flexibility program, partially offset by costs associated with our revenue generating investments, higher benefit costs, the effect of the adoption of SFAS No. 123R and increased costs associated with the acquisition of Open Ratings in the first quarter of 2006.

International

Core and total revenue for 2006 was $367.1 million, up 3 percent (both before and after the effect of foreign exchange) from the prior year. During 2006, the Italian Real Estate Data business had a negative 3 point impact on International revenue results, primarily due to the impact of ongoing legislative changes in Italy. All of this impact is reflected in the Risk Management Solutions results.

See attached Schedule 4 for additional detail.

International core revenue results for full-year 2006 reflect the following:

•	Risk Management Solutions revenue of $300.8 million, up 1 percent (both before and after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $56.4 million, up 10 percent (both before and after the effect of foreign exchange);

•	E-Business Solutions revenue of $5.5 million, up 97 percent (up 96 percent before the effect of foreign exchange); and

•	Supply Management Solutions revenue of $4.4 million, up 3 percent (up 4 percent before the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the year was $83.3 million, up 33 percent from the prior year. This increase was driven in part by a $7.5 million accrual reversal with our Italian Real Estate Data business, which we recognized in the fourth quarter of 2006. The accrual reversal was the result of our successes in challenging the validity of certain tax increases and related legislative developments impacting the cost of our data acquisition from the Italian government. On a GAAP basis, operating income was $83.3 million, up 34 percent from the prior year.

PRESS RELEASE

See attached Schedule 3 for additional detail.

Non-Core Gains and Charges

During the fourth quarter of 2006, the Company recorded a net pre-tax, non-core charge of $1.3 million.

For the full year of 2006, the Company recorded a net pre-tax, non-core charge of $25.5 million and a non-core charge for taxes of $0.8 million.

During the fourth quarter of 2005, the Company recorded a net pre-tax, non-core charge of $9.1 million.

For the 2005 full year, the Company recorded a net pre-tax, non-core charge of $30.5 million and a net non-core gain for taxes of $1.6 million.

See attached Schedule 3 for additional detail.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Dividend Initiation

D&B today announced that its Board of Directors has declared the Company’s first quarterly cash dividend of $0.25 per share. This initial quarterly cash dividend is payable on March 29, 2007, to shareholders of record at the close of business on March 8, 2007.

PRESS RELEASE

Full Year 2007 Outlook

The Company recently provided the following full year 2007 financial guidance:

•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

•	Diluted EPS growth of 13 percent to 16 percent before non-core gains and charges;

•	Free cash flow of $310 million to $325 million. As a reminder, the Company’s free cash flow outlook excludes the impact of any payments made in connection with the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 37 percent to 38 percent.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes) before non-core gains and charges, and free cash flow. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005, filed March 1, 2006 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.

PRESS RELEASE

Fourth-Quarter and Full Year 2006 Teleconference

D&B will review its fourth quarter and full year 2006 financial results as well as its 2007 outlook, in a conference call with the investment community on Friday, February 2, 2007, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight, enabling companies to Decide with Confidence® for 165 years. D&B’s global commercial database contains more than 110 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which transforms the enormous amount of data D&B collects daily into decision-ready insight. Through the D&B Worldwide Network – an unrivaled alliance of D&B and leading business information providers around the world – customers gain access to the world’s largest and highest quality global commercial business information database.

D&B partners with many of the world’s largest and most successful enterprises as well as mid-size companies and entrepreneurial start-ups. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to generate ongoing savings through supplier consolidation, and to protect their businesses from supply chain disruption and serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.

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PRESS RELEASE

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full-Year 2007 Outlook,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•	D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its Worldwide Network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

•	The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its Worldwide Network, and to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•	D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data. In particular, D&B’s results have been, and may continue to be, significantly impacted by legislative changes affecting the fees charged by the Italian government to acquire and/or re-use data.

PRESS RELEASE

•	D&B’s solutions and brand image are dependent upon the integrity of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as data center capacity.

•	D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase securities in accordance with applicable securities laws.

•	D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•	D&B’s projection for free cash flow in 2007 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises, the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.

Schedule 1

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited)—As Reported

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/ (Unfav)	Year-to-Date December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2006	2005				2006	2005
Revenue:
U.S.	$335.8	$311.9	8%	0%	8%	$1,164.2	$1,087.8	7%	0%	7%
International	101.7	97.1	5%	6%	(1)%	367.1	355.8	3%	0%	3%

Core and Total Revenue	$437.5	$409.0	7%	1%	6%	$1,531.3	$1,443.6	6%	0%	6%

Operating Income (Loss):
U.S.	$140.3	$137.8	2%			$425.8	$405.5	5%
International (1)	34.6	26.7	29%			83.3	62.2	34%

Total Divisions	174.9	164.5	6%			509.1	467.7	9%
Corporate and Other (2)	(20.6)	(27.9)	26%			(106.7)	(103.7)	(3)%

Operating Income	154.3	136.6	13%			402.4	364.0	11%

Interest Income	1.7	2.5	(31)%			7.3	10.6	(31)%
Interest Expense	(5.6)	(5.4)	(4)%			(20.3)	(21.1)	4%
Other Income (Expense)—Net (3)	—	0.1	N/M			(0.5)	0.6	N/M

Non-Operating Income (Expense)—Net	(3.9)	(2.8)	(38)%			(13.5)	(9.9)	(38)%

Income before Provision for Income Taxes	150.4	133.8	12%			388.9	354.1	10%
Provision for Income Taxes	57.9	43.5	(33)%			146.8	133.6	(10)%
Minority Interest Income (Expense)	(1.4)	(0.1)	N/M			(1.8)	—	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.1	1%			0.4	0.7	(44)%

Net Income (4)	$91.2	$90.3	1%			$240.7	$221.2	9%

Basic Earnings Per Share of Common Stock	$1.50	$1.37	10%			$3.81	$3.31	15%

Diluted Earnings Per Share of Common Stock (5)	$1.46	$1.32	11%			$3.70	$3.19	16%

Weighted Average Number of Shares Outstanding:
Basic	60.7	66.0	8%			63.2	66.8	5%

Diluted	62.4	68.5	9%			65.1	69.4	6%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited)—Before Non-Core Gains and Charges

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2006	2005				2006	2005
Revenue:
U.S.	$335.8	$311.9	8%	0%	8%	$1,164.2	$1,087.8	7%	0%	7%
International	101.7	97.1	5%	6%	(1)%	367.1	355.8	3%	0%	3%

Core and Total Revenue	$437.5	$409.0	7%	1%	6%	$1,531.3	$1,443.6	6%	0%	6%

Operating Income (Loss):
U.S.	$140.3	$137.8	2%			$425.8	$405.5	5%
International (1)	34.6	26.7	29%			83.3	62.6	33%

Total Divisions	174.9	164.5	6%			509.1	468.1	9%
Corporate and Other (2)	(19.3)	(18.8)	(3)%			(81.2)	(73.0)	(11)%

Operating Income	155.6	145.7	7%			427.9	395.1	8%

Interest Income	1.7	2.5	(31)%			7.3	10.6	(31)%
Interest Expense	(5.6)	(5.4)	(4)%			(20.3)	(21.1)	4%
Other Income (Expense)—Net (3)	—	0.1	N/M			(0.5)	—	N/M

Non-Operating Income (Expense)—Net	(3.9)	(2.8)	(38)%			(13.5)	(10.5)	(29)%

Income before Provision for Income Taxes	151.7	142.9	6%			414.4	384.6	8%
Provision for Income Taxes	58.1	54.6	(6)%			154.6	143.3	(8)%
Minority Interest Income (Expense)	(1.4)	(0.1)	N/M			(1.8)	—	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.1	1%			0.4	0.7	(44)%

Net Income (4)	$92.3	$88.3	5%			$258.4	$242.0	7%

Basic Earnings Per Share of Common Stock	$1.52	$1.34	13%			$4.09	$3.63	13%

Diluted Earnings Per Share of Common Stock (5)	$1.48	$1.29	15%			$3.97	$3.49	14%

Weighted Average Number of Shares Outstanding:
Basic	60.7	66.0	8%			63.2	66.8	5%

Diluted	62.4	68.5	9%			65.1	69.4	6%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

Schedule 3

(1)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		%Change Fav/(Unfav)	Year-to-Date December 31,		%Change Fav/(Unfav)
Amounts in millions	2006	2005		2006	2005
International Operating Income—As Reported (Schedule 1)	$34.6	$26.7	29%	$83.3	$62.2	34%
Final Resolution of All Disputes on the Sale of the Company’s French Business	—	—	N/M	—	(0.4)	N/M

International Operating Income—Before Non-Core Gains and Charges (Schedule 2)	$34.6	$26.7	29%	$83.3	$62.6	33%

(2) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:
	Quarter Ended December 31,		%Change Fav/(Unfav)	Year-to-Date December 31,		%Change Fav/(Unfav)
Amounts in millions	2006	2005		2006	2005
Corporate and Other—As Reported (Schedule 1)	$(20.6)	$(27.9)	26%	$(106.7)	$(103.7)	(3)%
Restructuring Charges	(1.3)	(9.1)	N/M	(25.5)	(30.7)	17%

Corporate and Other—Before Non-Core Gains and Charges (Schedule 2)	$(19.3)	$(18.8)	(3)%	$(81.2)	$(73.0)	(11)%

(3) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:
	Quarter Ended December 31,		%Change Fav/(Unfav)	Year-to-Date December 31,		%Change Fav/(Unfav)
Amounts in millions	2006	2005		2006	2005
Other Income (Expense)-Net—As Reported (Schedule 1)	$—	$0.1	N/M	$(0.5)	$0.6	N/M
Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	—	3.5	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	—	0.8	N/M
Final Resolution of All Disputes on the Sale of the Company’s French Business	—	—	N/M	—	(3.7)	N/M

Other Income (Expense)-Net—Before Non-Core Gains and Charges (Schedule 2)	$—	$0.1	N/M	$(0.5)	$—	N/M

(4) The following table reconciles Net Income included in Schedule 1 and Schedule 2:
	Quarter Ended December 31,		%Change Fav/(Unfav)	Year-to-Date December 31,		%Change Fav/(Unfav)
Amounts in millions	2006	2005		2006	2005
Net Income—As Reported (Schedule 1)	$91.2	$90.3	1%	$240.7	$221.2	9%
Restructuring Charges	(1.1)	(6.0)	N/M	(16.9)	(22.6)	N/M
Tax Benefits Recognized upon the Liquidation of Dormant International Corporations	—	7.3	N/M	—	16.3	N/M
Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	—	2.0	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	—	0.8	N/M
Tax Charge Related to the Company’s Repatriation of Foreign Cash	—	(0.2)	N/M	—	(9.3)	N/M
Charge/Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	(0.8)	(6.3)	N/M
Tax Legacy Refund for “Utilization of Capital Losses 1989-1990”	—	0.9	N/M	—	0.9	N/M
Final Resolution of All Disputes on the Sale of the Company’s French Business	—	—	N/M	—	(2.6)	N/M

Net Income—Before Non-Core Gains and Charges (Schedule 2)	$92.3	$88.3	5%	$258.4	$242.0	7%

(5) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:
	Quarter Ended December 31,		%Change Fav/(Unfav)	Year-to-Date December 31,		%Change Fav/(Unfav)
Amounts in millions	2006	2005		2006	2005
Diluted EPS—As Reported (Schedule 1)	$1.46	$1.32	11%	$3.70	$3.19	16%
Restructuring Charges	(0.02)	(0.09)	N/M	(0.26)	(0.32)	N/M
Tax Benefits Recognized upon the Liquidation of Dormant International Corporations	—	0.11	N/M	—	0.23	N/M
Tax Legacy Refund for “Utilization of Capital Losses 1989-1990”	—	0.01	N/M	—	0.01	N/M
Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	—	0.03	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	—	0.01	N/M
Tax Charge Related to the Company’s Repatriation of Foreign Cash	—	—	N/M	—	(0.13)	N/M
Charge/Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	(0.01)	(0.09)	N/M
Final Resolution of All Disputes on the Sale of the Company’s French Business	—	—	N/M	—	(0.04)	N/M

Diluted EPS—Before Non-Core Gains and Charges (Schedule 2)	$1.48	$1.29	15%	$3.97	$3.49	14%

N/M—Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.” In addition, we analyze core revenue both before and after the financial results of our Italian real estate data business because of the distortion of comparability of financial results due to significant price increases implemented in 2005 in response to legislative changes and the uncertainty of other regulatory changes.
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider not to reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”
*	Cash, cash equivalents and marketable securities minus short-term debt and long-term debt is referred to as “net debt position.”

Schedule 4

The Dun & Bradstreet Corporation

Supplemental Financial Data (unaudited)

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2006	2005				2006	2005
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$173.6	$165.0	5%	0%	5%	$684.7	$655.7	4%	0%	4%
Sales & Marketing Solutions	125.2	115.2	9%	0%	9%	355.8	331.5	7%	0%	7%
E-Business Solutions	22.8	18.9	20%	0%	20%	83.2	67.2	24%	0%	24%
Supply Management Solutions	14.2	12.8	12%	0%	12%	40.5	33.4	21%	0%	21%

Core and Total U.S.	335.8	311.9	8%	0%	8%	1,164.2	1,087.8	7%	0%	7%

International:
Risk Management Solutions	79.3	78.5	1%	5%	(4)%	300.8	297.5	1%	0%	1%
Sales & Marketing Solutions	19.4	16.4	18%	6%	12%	56.4	51.3	10%	0%	10%
E-Business Solutions	1.8	0.9	89%	9%	80%	5.5	2.8	97%	1%	96%
Supply Management Solutions	1.2	1.3	(5)%	6%	(11)%	4.4	4.2	3%	(1)%	4%

Core and Total International	101.7	97.1	5%	6%	(1)%	367.1	355.8	3%	0%	3%

Total Corporation:
Risk Management Solutions	252.9	243.5	4%	2%	2%	985.5	953.2	3%	0%	3%
Sales & Marketing Solutions	144.6	131.6	10%	1%	9%	412.2	382.8	8%	0%	8%
E-Business Solutions	24.6	19.8	24%	1%	23%	88.7	70.0	27%	0%	27%
Supply Management Solutions	15.4	14.1	10%	0%	10%	44.9	37.6	19%	(1)%	20%

Core and Total Revenue	$437.5	$409.0	7%	1%	6%	$1,531.3	$1,443.6	6%	0%	6%

Operating Costs:
Operating Expenses	$109.5	$104.2	(5)%			$451.1	$412.0	(10)%
Selling and Administrative Expenses	161.3	149.0	(8)%			619.0	600.8	(3)%
Depreciation and Amortization	11.1	10.1	(11)%			33.3	36.1	8%
Restructuring Expense	1.3	9.1	N/M			25.5	30.7	17%

Total Operating Costs	$283.2	$272.4	(4)%			$1,128.9	$1,079.6	(5)%

Capital Expenditures	$2.4	$1.2	N/M			$11.6	$5.7	N/M

Additions to Computer Software & Other Intangibles	$10.2	$9.5	(7)%			$41.4	$22.9	(81)%

		Year-to-Date	Quarter Ended				Year-to-Date	Quarter Ended
		Dec 31, 2006	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005
Reconciliation of International Revenue Growth excluding Italian Real Estate Data Business:
Total International Revenue AFX		3%	5%	7%	(2)%	4%	(13)%	(4)%	(11)%	(14)%	(23)%
Divested Revenue		0%	0%	0%	0%	0%	(21)%	(6)%	(16)%	(29)%	(34)%

Core International Revenue AFX		3%	5%	7%	(2)%	4%	8%	2%	5%	15%	11%
Favorable (Unfavorable) Effects of Foreign Exchange		0%	6%	4%	(3)%	(7)%	2%	(3)%	1%	5%	6%

Core International Revenue BFX		3%	(1)%	3%	1%	11%	6%	5%	4%	10%	5%
Effect of Italian Real Estate Data Business BFX		(3)%	(7)%	(1)%	(5)%	3%	6%	7%	4%	9%	3%

Core International Revenue BFX excluding Italian Real Estate Data Business		6%	6%	4%	6%	8%	0%	(2)%	0%	1%	2%

Schedule 4

Amounts in millions	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005
Net Debt Position:
Cash and Cash Equivalents	$138.4	$138.9	$117.1	$126.1	$195.3	$264.6	$245.3	$295.4
Marketable Securities	—	—	—	103.2	109.4	—	69.2	34.4
Short-Term Debt	(0.1)	(0.1)	(0.4)	(1.1)	(300.8)	(303.0)	(303.3)	(301.7)
Long-Term Debt	(458.9)	(400.4)	(354.3)	(299.3)	(0.1)	(0.3)	(0.4)	—

Net Debt	$(320.6)	$(261.6)	$(237.6)	$(71.1)	$3.8	$(38.7)	$10.8	$28.1

	Year-To-Date
Amounts in millions	Dec 31, 2006	Dec 31, 2005	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$304.9	$261.5	17%
Less:
Capital Expenditures (As Reported)	11.6	5.7	N/M
Additions to Computer Software & Other Intangibles (As Reported)	41.4	22.9	(81)%

Free Cash Flow	251.9	232.9	8%
Add: Legacy Tax Matters	45.6	50.3	9%

Free Cash Flow Excluding Legacy Tax Matters	$297.5	$283.2	5%

	Year-To-Date
Amounts in millions	Dec 31, 2006	Dec 31, 2005	% Change Fav/(Unfav)
Free Cash Flow excluding Legacy Tax Matters and the Effect of Adoption of SFAS No. 123R:
Free Cash Flow excluding Legacy Tax Matters	$297.5	$283.2	5%
Add: Effect of Adoption of SFAS No. 123R (5)	39.6	—	N/M

Free Cash Flow Excluding Legacy Tax Matters and the Effect of Adoption of SFAS No. 123R	$337.1	$283.2	19%

	Year-To-Date
Amounts in millions	Dec 31, 2006	Dec 31, 2005	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (As Reported)	$304.9	$261.5	17%
Add: Legacy Tax Matters	45.6	50.3	9%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$350.5	$311.8	12%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

(5)	We adopted SFAS No. 123R under the "Modified Prospective" method effective January 1, 2006. Accordingly, there is no corresponding amount for the 2005 time period.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation

Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2006 vs. 2005							Year-to-Date Ended December 31, 2006 vs. 2005
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2006 % Product Line/Core		2005 % Product Line/Core					2006 % Product Line/Core		2005 % Product Line/Core

Revenue:
U.S.:
Risk Management Solutions:
Traditional	7%	0%	7%	75%	39%	73%	39%	4%	0%	4%	76%	45%	77%	46%
VAPs	1%	0%	1%	25%	13%	27%	14%	7%	0%	7%	24%	14%	23%	14%
Total Risk Management Solutions	5%	0%	5%		52%		53%	4%	0%	4%		59%		60%
Sales & Marketing Solutions:
Traditional	6%	0%	6%	33%	12%	34%	12%	3%	0%	3%	41%	13%	43%	13%
VAPs	10%	0%	10%	67%	25%	66%	25%	11%	0%	11%	59%	18%	57%	17%
Total Sales & Marketing Solutions	9%	0%	9%		37%		37%	7%	0%	7%		31%		30%
E-Business Solutions	20%	0%	20%		7%		6%	24%	0%	24%		7%		7%
Supply Management Solutions	12%	0%	12%		4%		4%	21%	0%	21%		3%		3%
Core and Total U.S. Revenue	8%	0%	8%					7%	0%	7%

International:
Risk Management Solutions:
Traditional	(1)%	6%	(7)%	86%	67%	88%	71%	0%	(1)%	1%	88%	73%	89%	75%
VAPs	18%	7%	11%	14%	11%	12%	10%	8%	3%	5%	12%	9%	11%	9%
Total Risk Management Solutions	1%	5%	(4)%		78%		81%	1%	0%	1%		82%		84%
Sales & Marketing Solutions:
Traditional	26%	(1)%	27%	61%	12%	58%	10%	14%	(1)%	15%	58%	9%	56%	8%
VAPs	8%	13%	(5)%	39%	7%	42%	7%	6%	3%	3%	42%	6%	44%	6%
Total Sales & Marketing Solutions	18%	6%	12%		19%		17%	10%	0%	10%		15%		14%
E-Business Solutions	89%	9%	80%		2%		1%	97%	1%	96%		2%		1%
Supply Management Solutions	(5)%	6%	(11)%		1%		1%	3%	(1)%	4%		1%		1%
Core and Total International Revenue	5%	6%	(1)%					3%	0%	3%

Total Corporation:
Risk Management Solutions:
Traditional	4%	2%	2%	78%	45%	78%	47%	3%	0%	3%	80%	51%	81%	53%
VAPs	4%	2%	2%	22%	12%	22%	13%	7%	1%	6%	20%	13%	19%	13%
Total Risk Management Solutions	4%	2%	2%		57%		60%	3%	0%	3%		64%		66%
Sales & Marketing Solutions:
Traditional	10%	0%	10%	37%	12%	37%	12%	5%	0%	5%	43%	12%	45%	12%
VAPs	10%	2%	8%	63%	21%	63%	20%	10%	0%	10%	57%	15%	55%	15%
Total Sales & Marketing Solutions	10%	1%	9%		33%		32%	8%	0%	8%		27%		27%
E-Business Solutions	24%	1%	23%		6%		5%	27%	0%	27%		6%		4%
Supply Management Solutions	10%	0%	10%		4%		3%	19%	(1)%	20%		3%		3%
Core and Total Revenue	7%	1%	6%					6%	0%	6%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.